Exhibit C(6)

Certain portions of this exhibit have been omitted pursuant to a Confidential Treatment Request filed separately with the Commission pursuant to Exchange Act Rule 24b-2(b). Omissions are indicated by "***" in this exhibit.

Herbalife International, Inc.

Board of Directors Presentation

February 15, 2002

BARRINGTON ASSOCIATES

INVESTMENT BANKERS

PROCESS UPDATE

Process Results Summary



Initial Contacts
29 Groups
Presentations
12 Groups
Proposals
6 Groups

Process Update

PROCESS UPDATE

Current Status of Presentation Attendees

Group Name	Requested Follow-up Data	Follow-up calls or meetings with BA and Management	Current Status
***	Yes	Yes	Proposal
***	No	No	Declined
***	Yes	Yes	Proposal
***	Yes	Yes	Proposal
***	Yes	Yes	Declined
***	Yes	Yes	Proposal
***	No	No	Declined
Golden Gate Capital	Yes	Yes	Proposal
***	Yes	Yes	Declined
***	No	No	Declined
***	No	No	Declined
Whitney & Co.	Yes	Yes	Proposal

Proposal Analysis

PROPOSAL ANALYSIS

Comparison of Key Terms

Equity Sponsor	Per Share Price	Time to Merger Agreement	Status of Financing
Proposals			
***	$15.00	30-45 days	No financing contingency; need to conclusively determine availability of sufficient funds to fund the transaction
***	$15.00	45-60 days	Preliminary discussions with ***; *** indicates *** will bridge financing to public bonds
***	$14.00	45 days	Indication of interest letter from *** to provide senior financing; "Highly confident" letter from *** to underwrite high yield notes; expect to deliver firm commitments within 21 days; *** indicates *** will bridge to public financing
Golden Gate Capital	$14.75	20 days	Expect to deliver firm commitment from UBS within 20 days; will include bridge to permanent financing
Whitney & Co.	$14.50	45 days	"Highly confident" letters from *** (senior debt) and *** (sub-debt); confirmatory due diligence remaining. Whitney indicates *** will underwrite full senior facility prior to syndication.
Indications of Interest			
***	$15.00-$17.00	70-100 days	Initial discussions with ***

Evaluation Factors

Barrington assessed each proposal based upon the following criteria:

- Valuation
- Certainty of financing
- Proposed timing
- Proposal terms and qualifications
- Current knowledge of Herbalife and MLM
- Flexibility and level of due diligence performed by sponsor and financing sources to date

PROPOSAL ANALYSIS

***

Price	Financing Sources
$15.00 per share	*Equity — Entire purchase price funded by *** or affiliates*
Proposed Timing	
30-45 days to sign purchase agreement	*No financing contingency – need to conclusively verify availability of funds*

Remaining Open Due Diligence Items

Completed initial business due diligence. Remaining items:

- *Further evaluation of the information technology plan*
- *Better understanding of tax positions of Japan, Korea and USA*
- *Accounting due diligence and work paper review with Deloitte & Touche*
- *Confirmatory business due diligence*

PROPOSAL ANALYSIS

***

Strengths	*Concerns*
◆ *Price* ◆ *No financing contingency* ◆ *Dedicated significant legal and accounting resources to due diligence in short period of time* ◆ *Shortfall from targeted minimum excess cash does not result in automatic price reduction* ◆ *Proper allowance for parachute payments*	◆ *Limited information on financial resources* ◆ *Short period for evaluating business* ◆ *Limited acquisition history*

PROPOSAL ANALYSIS

***

Price	Financing Sources	
$15.00 per share	*Equity*	*$131 million*
	Excess cash	*$100 million*
Proposed Timing	*Senior term loan*	*$130 million*
*45-60 days to deliver firm financing commitment with bridge from ***, and execute merger agreement*	*Senior sub notes**	*$175 million*
	Total	*$536 million*
	** (***) indicates that *** will provide underwritten commitment*	

Remaining Open Due Diligence Items

- *Legal, accounting and business due diligence*
- *Lender due diligence*
- *Employ MLM consultant*
- *Global cash requirements and constraints*

PROPOSAL ANALYSIS

***

Strengths	*Concerns*
♦ *Price*	♦ *Limited due diligence*
♦ *Large proposed equity contribution*	♦ *Lenders have not been actively involved in due diligence to date*
♦ *Ordinary cash fluctuation below the minimum targeted amount does not result in price reduction*	♦ *Will absorb parachute payments to departing executives only, requiring forfeiture of such payments to retained executives in lieu of new employment contracts*
♦ *Team leader at *** previously involved in *** , bringing familiarity to the process; *** indicates that will underwrite financing*	
♦ *Will absorb sell-side expenses*	

PROPOSAL ANALYSIS

***

Price	Financing Sources	
$14.00 per share	*Equity*	*$150 million*
Proposed Timing	*Excess cash*	*$107 million*
45 day exclusivity period	*Senior credit facility*	*$340 million*
21 days to deliver financing commitments and execute merger agreement	*High-yield financing**	*$300 million*
	Total	*$897 million*

** (***) indicates that *** will bridge high-yield financing*

Remaining Open Due Diligence Items

- *"Bring-down" due diligence on Herbalife by *** and ****
- *Confirmatory business due diligence by lenders on ****
- *Full due diligence on Herbalife by ****

PROPOSAL ANALYSIS

***

Strengths	*Concerns*
♦ *Significant due diligence and knowledge of the company* ♦ *Verbal assurance by *** that *** will underwrite public offering*	♦ *Price* ♦ *Uncertainty and added complexity in pursuing joint financing of *** and Herbalife* ♦ *Difficult prior experience* ♦ *Lenders still need to finalize due diligence*

PROPOSAL ANALYSIS

***

Price	*Financing Sources*
Proposed modified process (subject to revised process, initial indication of price between $15.00 - $17.00 per share)	*Contemplating senior and subordinated debt* *Preliminary discussions with **** *2.0x - 2.5x leverage*
Proposed Timing	
8-10 week non-exclusive initial phase to conduct consultant-led study *2-6 week exclusive confirmatory diligence phase*	

Remaining Open Due Diligence Items

- *External consultant study of Japan and Korea (funded by Herbalife)*
- *Country-by-country review; analysis of business drivers including distributor retention, product mix and product pricing*
- *Business, accounting and legal due diligence*

PROPOSAL ANALYSIS

***

Strengths	Concerns
♦ *Price potential* ♦ *Industry experience of principals (***)*	♦ *Unwilling to consider acquisition under proposed process* ♦ *Proposed 10-14 week process increases uncertainty of closure and loss of other interested parties* ♦ *Require Herbalife investment in retaining outside consultants* ♦ *No lender due diligence to date* ♦ *Limited sponsor due diligence to date*

PROPOSAL ANALYSIS

Golden Gate Capital

Price	Financing Sources	
$14.75 per share	*Equity*	*$106 million*
	*Excess cash**	*$160 million*
Proposed Timing	*Senior bank debt*	*$122 million*
20 day exclusivity period to complete due diligence, deliver financing commitments and execute merger agreement	*Senior sub notes***	*$150 million*
	Total	*$538 million*

**Unrestricted cash available to fund equity purchase at close*

*** UBS will bridge to permanent financing*

Remaining Open Due Diligence Items

- **** distributor survey*
- *Further analysis of distributor payout data and history*
- *Completion of accounting and legal diligence*

PROPOSAL ANALYSIS

Golden Gate Capital

Strengths	*Concerns*
♦ *Significant due diligence performed to date* ♦ *Aggressive timeline to complete diligence and execute definitive document* ♦ *Bridge facility mitigates risks associated with public bonds or syndicated offering* ♦ *Minimal remaining due diligence required by lenders*	♦ *Size of equity contribution* ♦ *Requirement of outside consultant survey of distributor base* ♦ *Highest unrestricted minimum cash requirement of all proposals, potentially adversely impacting purchase price**

*As proposed, purchase price is reduced, on a dollar for dollar basis, by (i) debt balances at closing in excess of $11.9 million, and/or (ii) to the extent cash available to fund at closing, after deducting parachute payments and seller transaction fees and expenses, is below $185 million.

PROPOSAL ANALYSIS

Whitney & Company

Price	Financing Sources	
$14.50 per share	*Equity*	*$112 million*
Proposed Timing	*Excess Cash*	*$147 million*
60-day exclusivity period	*Senior bank debt **	*$175 million*
20 days to complete due diligence	*Subordinated debt*	*$90 million*
40 days to deliver financing commitments	*Total*	*$524 million*

** Whitney indicates that *** will provide underwritten commitment*

Remaining Open Due Diligence Items

- *Confirmatory due diligence on stability of distributor base, revenue and expense projections and ongoing cash requirements*
- *Legal, accounting and systems diligence*

PROPOSAL ANALYSIS

Whitney & Company

Strengths	*Concerns*
♦ *Significant due diligence performed by sponsor and lenders* ♦ *Industry experience of principals (Pharmanex)* ♦ *Will absorb parachute payments* ♦ *No downward revision in price if minimum cash target is not delivered as a result of normal course fluctuations*	♦ *Price* ♦ *Lenders still need to finalize due diligence* ♦ *Exhibited second thoughts late in due diligence process before reassuming an aggressive posture in pursuing transaction*

PROPOSAL ANALYSIS

Due Diligence Comparison


Number of Visits with Management
0
2
4
6
8
10
12
14
***
Whitney
Golden Gate
***
***
***
Calls
In-Person Meetings

* The number of meetings and calls involving *** includes prior process.